SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)    AUGUST 7, 2003

WASHINGTON REAL ESTATE INVESTMENT TRUST

(Exact name of registrant as specified in its charter)

Maryland	1-6622	53-0261100
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6110 Executive Boulevard, Suite 800, Rockville, Maryland	20852 (Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code     (301) 984-9400

ITEM 2.    ACQUISITION OR DISPOSITION OF ASSETS

During the period from January 1, 2003 to August 7, 2003, Washington Real Estate Investment Trust (“WRIT”) purchased three real estate properties, which, individually are insignificant as defined in Regulation S-X, but in the aggregate, constitute a “significant amount of assets” as defined in Regulation S-X. When acquisitions are individually insignificant but significant in the aggregate, Regulation S-X requires the presentation of audited financial statements for assets comprising a substantial majority of the individually insignificant properties. WRIT’s 2003 real estate asset purchases first exceeded the minimum level of significance upon the August 7, 2003 purchase of an office building located in Washington, D.C.

On August 7, 2003, WRIT purchased 1776 G Street, an eight-story office building, containing 262,000 rentable square feet, located in Washington, D.C., for a contract purchase price of $84.8 million. The contract purchase price was paid in cash. On the date of acquisition, 1776 G Street was 88.0% leased. 1776 G Street constitutes a “substantial majority” of the assets acquired by WRIT through the period ended August 7, 2003 as defined in Regulation S-X.

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial Statements of Business Acquired

The required financial statements for the Property will be filed by amendment hereto no later than sixty days after the date this report is required to be filed.

(b)	Pro Forma Financial Information

The required pro forma financial information for the Property will be filed by amendment hereto no later than sixty days after the date this report is to be filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WASHINGTON REAL ESTATE INVESTMENT TRUST (Registrant)

By:	/s/ LAURA M. FRANKLIN
(Signature)
Laura M. Franklin
Senior Vice President Accounting, Administration and Corporate Secretary

August 19, 2003

(Date)